SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) September 7, 2006

Strategic Hotels & Resorts, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-32223	33-1082757
(Commission File Number)	(I.R.S. Employer Identification No.)

77 West Wacker Drive, Suite 4600, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

(312) 658-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 7, 2006, New Burbank, L.L.C. (“NB LLC”), a wholly owned subsidiary of Strategic Hotel Funding, L.L.C., the operating company of Strategic Hotels & Resorts, Inc. (the “Company”), closed on its previously announced disposition of the Burbank Airport Hilton & Convention Center to Pyramid Hotel Opportunity Venture II LLC (“Pyramid”) for a sales price of $125.0 million (the “Disposition”).

The foregoing description of the Disposition is qualified in its entirety by reference to the Agreement for Sale and Purchase of Hotel, dated as of August 23, 2006, between NB LLC and Pyramid, a copy of which is attached to this Current Report on Form 8-K (this “Current Report”).

Item 7.01 Regulation FD Disclosure.

A copy of the press release relating to the Disposition is attached to this Current Report as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01 disclosure.

The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including the exhibit, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended by the Exchange Act, regardless of any incorporation by reference language in any such filing.

This Current Report contains forward-looking statements about the Company. Except for historical information, the matters discussed in this Current Report are forward-looking statements subject to certain risks and uncertainties that could cause the actual results to differ materially, including but not limited to the following: the satisfaction of all closing conditions; availability of capital; ability to obtain or refinance debt; rising interest rates; rising insurance premiums; cash available for capital expenditures; competition; demand for hotel rooms in our current and proposed market areas; economic conditions generally and in the real estate market specifically; delays in construction and development; demand for hotel condominiums; marketing challenges associated with entering new lines of business; risks related to natural disasters; the pace and extent of the recovery of the New Orleans economy and tourism industry; the successful collection of insurance proceeds and rehabilitation of the New Orleans property; the effect of threats of terrorism and increased security precautions on travel patterns and hotel bookings; the outbreak of hostilities and international political instability; legislative or regulatory changes, including changes to laws governing the taxation of REITs; and changes in generally accepted accounting principles, policies and guidelines applicable to REITs.

Additional risks are discussed in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this Current Report, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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Item 9.01 Financial Statements and Exhibits.

(b)	Pro forma financial information.

Filed as Exhibit 99.2 hereto is the unaudited pro forma consolidated balance sheet of the Company as of June 30, 2006 and the unaudited pro forma consolidated statement of operations of the Company for the six months ended June 30, 2006 and for the year ended December 31, 2005.

(d)	Exhibits.

Exhibit No.	Description
2.1	Agreement for Sale and Purchase of Hotel, dated as of August 23, 2006, by and between NB LLC and Pyramid.*

99.1	Press Release dated September 11, 2006.

99.2	Unaudited pro forma financial information.

*	Certain schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally copies of any of the omitted schedules to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC HOTELS & RESORTS, INC.

September 13, 2006	By:	/s/ Jayson Cyr
	Name:	Jayson C. Cyr
	Title:	Senior Vice President, Controller

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